COMMUNITY FINANCIAL CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                                    ARTICLE I
                              DEFINITIONS AND USAGE

     1.1 Definitions. Wherever used in the Plan, the following words and phrases shall have the meanings set forth below unless the context plainly requires a different meaning:

     o "Administrator" means the person or persons described in Section 6.1 hereof.

     o "Beneficiary" means the person or persons designated in writing by the Participant and of record with the Administrator. In the absence of a valid Beneficiary designation of record or if the designated Beneficiary predeceases the Participant, the Participant's estate shall be deemed to be the Participant's Beneficiary.

     o    "Board" means the Board of Directors of the Company.

     o "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     o "Committee" means the Compensation Committee of the Board, if any, and otherwise, the Board.

     o "Company" means, Community Financial Corporation, with primary offices located in Staunton, Virginia, and any successor thereto.

     o "Compensation" means annual salary, excluding bonuses, paid to a Participant for personal services rendered to the Company for the last calendar year prior to the year in which a Participant reaches Normal Retirement Age.

     o "Eligible Employee" means an officer of the Company having the rank of Vice-President or above.

     o "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     o    "Normal Retirement Age" means for each Participant age 65.

     o "Participant" means an Eligible Employee who is participating in the Plan in accordance with Section 3.1 hereof, as shown on Schedule A.

     o    "Plan"  means  the  Community   Financial   Corporation   Supplemental
          Executive Retirement Plan.

     o    "Plan Year" means the calendar year.

     o    "Supplemental  Benefit" means the benefit  provided in accordance with
          Section 4.2 of the Plan.

     o "Vesting Percentage" means for each Participant the non-forfeitable percentage of benefit accrued from time to time, which shall be 100%.

     o "Years of Service", for purposes of benefit accrual and vesting, means a Participant's years of employment with the Company while serving at the officer rank of Vice President or higher.

     1.2 Usage. Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

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                                   ARTICLE II
                                     GENERAL

     2.1 Effective Date. The provisions of the Plan shall be effective as of January 1, 1998. The rights, if any, of any person whose status as an employee of the Company has terminated shall be determined pursuant to the Plan as in effect on the date such employee terminated, unless subsequently adopted provisions of the Plan are made specifically applicable to such person.

     2.2 Purpose. The purpose of the Plan is to provide supplemental retirement income to a Participant. The Plan is intended to be (and shall be construed and administered as) an "employee pension benefit plan" under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") which is unfunded and is maintained by the Company solely to provide retirement income to a select group of management or highly compensated employees as such group is described under sections 201(2), 301(a)(3), and 401(a)(1) of ERISA as interpreted by the U.S. Department of Labor. The Plan is not intended to be a plan described in section 401(a) of the Code or section 3(2)(A) of ERISA.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

     3.1 Eligibility. The Committee shall select from time to time Eligible Employees of the Company who shall participate in the Plan; provided, however, that such Eligible Employees shall be members of a select group of management or highly compensated employees.

     3.2 Participation. An Eligible Employee so designated by the Committee shall become a Participant at such time as the Committee shall specify in writing as set forth on Schedule A, attached hereto.

                                   ARTICLE IV
                              SUPPLEMENTAL BENEFIT

     4.1 Entitlement to Benefits. Each Participant shall be entitled to the Supplemental Benefit provided in Section 4.2 of the Plan upon terminating employment following the attainment of his Normal Retirement Age. A Participant who terminates employment (for any reason other than disability or death) before his Normal Retirement Age shall be entitled to receive his vested accrued Supplemental Benefit.

     4.2 Supplemental Benefit. Each Participant who satisfies the entitlement requirements provided in Section 4.1 of the Plan shall be entitled to an annual Supplemental Benefit at Normal Retirement Age which is determined in accordance with the amount or formula as shown on Schedule A.

     4.3 Normal Form of Payment. The normal form of payment of the Participant's Supplemental Benefit shall be a series of monthly payments (or such other periodic payments as the Administrator and the Participant may agree) for a period of twenty (20) years.

     4.4 Time of Payment. The payment of the Supplemental Benefit shall commence on the Participant's termination of employment at or after attaining Normal Retirement Age or as soon thereafter as is reasonably practicable.

                                    ARTICLE V
                BENEFITS UPON DEATH OR TERMINATION OF EMPLOYMENT

     5.1 Pre-Retirement Survivor Benefit. If a Participant dies before his Benefit Commencement Date, then his Beneficiary shall be entitled to receive the annual Supplemental Benefit to which the Participant would have been entitled upon reaching his Normal Retirement Age, payable as provided in Section 4.3.

     5.2 Post-Retirement Survivor Benefit. If a Participant dies after his Benefit Commencement Date, then the balance of any installments of his Supplemental Benefit shall be paid to his Beneficiary over the remaining period.

     5.3 Termination of Employment Prior to Normal Retirement Age. If a Participant terminates employment prior to Normal Retirement Age for any reason other than death, he shall be entitled to receive a Supplemental Benefit equal to the vested portion of the benefit accrued to the date of such termination, in accordance with the accrual method shown on Schedule A.

                                   ARTICLE VI
                                 ADMINISTRATION

     6.1 General. The Committee shall be the Administrator. Except as otherwise specifically provided in the Plan, the Committee shall be responsible for administration of the Plan.

     6.2 Administrative Rules. The Committee may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Plan.

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     6.3 Duties.  The  Committee  shall have the  following  rights,  powers and duties:

     (a) The decision of the Committee in matters within its jurisdiction shall be final, binding and conclusive upon the Company and upon any other person affected by such decision, subject to the claims procedure hereinafter set forth.

     (b) The Committee shall have the duty and authority to interpret and construe the provisions of the Plan, to decide any question that may arise regarding the rights of employees, Participants and beneficiaries, and the amounts of their respective interests, to adopt such rules and to exercise such powers as the Committee may deem necessary for the administration of the Plan, and to exercise any other rights, powers or privileges granted to the Committee by the terms of the Plan.

     (c) The Committee shall maintain full and complete records of its decisions. Its records shall contain all relevant data pertaining to the Participant and his rights and duties under the Plan. The Committee shall have the duty to maintain account records of all Participants.

     (d) The Committee shall cause the principal provisions of the Plan to be communicated to the Participants, and a copy of the Plan and other documents to be available at the principal office of the Company for inspection by the Participants at reasonable times determined by the Committee.

     (e) The Committee shall periodically report to the Board with respect to the status of the Plan.

     6.4 Fees. No fee or compensation shall be paid to any person for services as the Committee.

                                   ARTICLE VII
                                CLAIMS PROCEDURE

     7.1 General. Any claim for benefits under the Plan shall be filed by the Participant or Beneficiary ("claimant") on the form prescribed for such purpose with the Committee.

     7.2 Denials. If a claim for benefits under the Plan is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Committee within a reasonable period of time after receipt of the claim by the Committee.

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     7.3  Notice.  Any  claimant  who is  denied a claim for  benefits  shall be furnished written notice setting forth: (a) the specific reason or reasons for the denial; (b) specific reference to the pertinent provision of the Plan upon which the denial is based; (c) a description of any additional material or information necessary for the claimant to perfect the claim; and (d) an explanation of the claim review procedure under the Plan.

     7.4 Appeals Procedure. In order that a claimant may appeal a denial of a claim, the claimant or the claimant's duly authorized representative may:

     (a) request a review by written application to the Committee, or its designate, no later than sixty (60) days after receipt by the claimant of written notification of denial of a claim;

     (b)  review pertinent documents; and

     (c)  submit issues and comments in writing.

     7.5 Review. A decision on review of a denied claim shall be made not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one hundred and twenty (120) days after receipt of a request for review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of the Plan on which the decision is based.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

     8.1 Amendment. The Company reserves the right to amend the Plan in any manner that it deems advisable by a resolution of the Board, which shall be communicated to Participants not later than sixty (60) days following the effective date of such amendment. No amendment shall, without the Participant's consent, reduce the amount of the Participant's Supplemental Benefit accrued and vested at the time the amendment becomes effective or the right of the Participant to receive a Supplemental Benefit after the Participant has met the entitlement requirements provided in Section 4.1 of the Plan.

     8.2 Termination. The Company reserves the right to terminate the Plan at any time by resolution of the Board, which shall be communicated to Participant not later than sixty (60) days following the effective date of such amendment. No termination shall, without the consent of the Participant, affect the amount of the Participant's Supplemental Benefit prior to the termination of the right of the Participant to receive a Supplemental Benefit after the Participant has met the entitlement requirements provided in Section 4.1 of the Plan.

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     8.3 No  Assignment.  The  Participant  shall not have the power to  pledge, transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any interest in amounts payable hereunder or any of the payments provided for herein, nor shall any interest in amounts payable hereunder or in any payments be subject to seizure for payment of any debts or judgments, or be reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise.

     8.4 Incapacity. If the Committee determines that any person to whom such benefit is payable is incompetent by reason of physical or mental disability, the Committee may cause the payments becoming due to such person to be made to another for his benefit. Payments made pursuant to this Section shall, as to such payment, operate as a complete discharge of the Plan, the Company and the Committee.

     8.5 Successors and Assigns. The provisions of the Plan are binding upon and inure to the benefit of the Company, its respective successors and assigns, and the Participant and his beneficiaries, heirs, legal representatives, and assigns.

     8.6 No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of the Company or to give any Participant any equity or other interest in the assets, business, or affairs of the Company.

     8.7 Unfunded Plan. This Plan is intended to be "unfunded" for purposes of both the Internal Revenue Code and ERISA. The obligation of the Company to make payments under this Plan constitutes nothing more than an unsecured promise of the Company to make such payments, and any property of the Company that may be set aside for the payment of benefits under this Plan shall, in the event of the Company's bankruptcy or insolvency, remain subject to the claims of the Company's general creditors until such benefits are distributed in accordance with Article IV hereof. No Participant hereunder shall have any interest or right to assets the Company may set aside to be used to pay benefits under the Plan. The rights of a Participant shall be no greater than those of an unsecured general creditor with respect to the assets of the Company.



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     8.8  Severability.  If any  provision  of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

     8.9 Notification of Addresses. Each Participant shall file with the Committee, from time to time, in writing, the post office address of the Participant, the post office address of each Beneficiary, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Committee (or if no such address was filed with the Committee, then to the last post office address of the Participant or beneficiary as shown on the Company's records) shall be binding on the Participant and each beneficiary for all purposes of the Plan and neither the Committee nor any Company shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary.

     8.10 Governing Law. The Plan shall be subject to and construed in accordance with the laws of Virginia to the extent not preempted by the provisions of ERISA.

                                   COMMUNITY FINANCIAL CORPORATION



                                   By____________________________